Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated November 26, 2008
News Release
COMPANY CONTACT:
J. Brian Patsy
Chief Executive Officer
(513) 794-7100
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH ANNOUNCES APPOINTMENT OF
INTERIM CHIEF FINANCIAL OFFICER
Cincinnati, Ohio, November 26, 2008 -— Streamline Health Solutions, Inc. (NASDAQ: STRM) today announced that its Board of Directors has appointed Donald E. Vick, Jr., as the Company’s interim Chief Financial Officer pending the Board’s selection of a new permanent Chief Financial Officer. Mr. Vick may be considered as a candidate for such position. Pending the selection of a permanent Chief Financial Officer, Mr. Vick also will continue to serve as the Company’s Controller, Assistant Treasurer and Assistant Secretary, which positions he has held since February, 2002.
About Streamline Health Solutions, Inc.
Streamline Health is a leading supplier of workflow and document management tools, applications and services that enable strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated technology solutions for automating document-intensive environments, including document workflow, document management, e-forms, portal connectivity, optical character recognition (OCR), and interoperability.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. For additional information, visit our website at www.streamlinehealth.net.
“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of the closing of contracts and the timing of the subsequent revenue recognition related thereto ,the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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